UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 29, 2007

ST. JUDE MEDICAL, INC.

(Exact name of registrant as specified in its charter)

Minnesota (State or other jurisdiction of incorporation)	0-8672 (Commission File Number)	41-1276891 (IRS Employer Identification No.)

One Lillehei Plaza, St. Paul, MN (Address of principal executive offices)	55117 (Zip Code)

Registrant’s telephone number, including area code (651) 483-2000

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

St. Jude Medical, Inc. (the “Company”) plans to complete up to $1 billion in common stock repurchases under the authorization announced on January 25, 2007. On January 29, 2007, the Company entered into a Stock Purchase Plan Engagement Agreement (the “Plan”) with Banc of America Securities LLC in order to establish a trading plan under Rules 10b5-1 and 10b-18 promulgated under the Securities Exchange Act of 1934, as amended.

The Plan provides for the Company to repurchase up to $700,000,000 of its outstanding shares of common stock, par value $0.10 per share, at market prices less than $50.00 per share, beginning immediately and ending on or before February 28, 2007. A copy of the Plan is filed as Exhibit 10.1 to this report. Depending on market conditions and other factors, the Company may suspend or terminate the repurchase program without notice at any time, and makes no assurances that the entire share repurchase program announced on January 25, 2007 will be completed.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits:

10.1	Stock Purchase Plan Engagement Agreement between St. Jude Medical, Inc. and Banc of America Securities LLC dated as of January 29, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ST. JUDE MEDICAL, INC.
Date: January 29, 2007	By:	/s/ Pamela S. Krop
Pamela S. Krop Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

10.1	Stock Purchase Plan Engagement Agreement between St. Jude Medical, Inc. and Banc of America Securities LLC dated as of January 29, 2007.